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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-48828, 333-48824, 333-59866, 333-59294, 333-65064, and
333-67820 and Form S-4 No. 333-59258) of our report dated January 31, 2002, except for the Note 16, as to which the date is February 19, 2002, with respect to the consolidated financial statements of SONICblue Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

San Jose, California
April 1, 2002